Exhibit 4



                             UNISOURCE ENERGY CORPORATION

                                         and

                                 THE BANK OF NEW YORK

                                     Rights Agent

                                    --------------

                                   RIGHTS AGREEMENT

                              Dated as of March 5, 1999

                                   RIGHTS AGREEMENT

               RIGHTS AGREEMENT, dated as of March 5, 1999, between UNISOURCE ENERGY CORPORATION, an Arizona corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Rights Agent").

               WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on April 1, 1999 (the "Record Date"), each Right representing the right to purchase one ten-thousandth of a share of Preferred Stock (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(i) hereof) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

               Section 1.  Certain Definitions.  For purposes of this
                           -------------------
          Agreement, the following terms have the meanings indicated:

                    (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Shares of Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding shares of Common Stock for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan. Notwithstanding the foregoing,

                    (i) no Person who or which, at the close of business on the date hereof, shall be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding shall be deemed an "Acquiring Person"; provided,
                                                                  --------
               however, that, subject to clause (ii) below, if a Person is,
               -------
               at the close of business on the date hereof, the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding and shall thereafter become the Beneficial Owner of additional shares of Common Stock of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding (other than shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an "Acquiring Person"; and

                    (ii) no Person shall become an "Acquiring Person"
               solely as a result of an acquisition of shares of Common Stock of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person would, but for the
               --------  -------
               provisions of this clause (ii), become an Acquiring Person by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding (not as a result of any action or transaction contemplated in this clause (ii) or in clause (iii) below), then such Person shall be deemed to be an "Acquiring Person"; and

                    (iii) no Person shall become an "Acquiring Person" solely as a result of an action or transaction or series of related actions or transactions approved by the Board of Directors of the Company before such Person would otherwise have become an "Acquiring Person"; provided, however, that
                                                  --------  -------
               if any Person which, but for the foregoing provisions of this clause (iii), would have become an "Acquiring Person" shall thereafter acquire additional shares of Common Stock (not as a result of any action or transaction contemplated in clause (ii) or in this clause (iii)), then such person shall be deemed to be an "Acquiring Person".

          Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

               (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or
                    Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iii) which are beneficially owned, directly or
                    indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the provision to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

               (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (e)  "close of business" on any given date shall mean
          5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M. New York time, on the next succeeding Business Day.

               (f) "Common Stock" when used with reference to the Company shall mean the common stock, without par value, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person other than an individual, the Person or Persons other than an individual which ultimately control such first-mentioned Person.

               (g) "Company" shall have the meaning set forth in the preamble hereto.

               (h) "Current Per Share Market Price" shall have the meaning set forth in Section 11(d)(i) hereof.

               (i)  "Depositary Agent" shall have the meaning set forth in
          Section 14(b) hereof. The entity acting as Rights Agent may also act as Depositary Agent.

               (j)  "Distribution Date" shall have the meaning set forth in
          Section 3(a) hereof.

               (k) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

               (l) "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (m) "Preferred Stock" shall mean the series of the Company's Preferred Stock, without par value, having the preferences, limitations, relative rights and other terms set forth in the form of the Company's Statement Pursuant to
          Section 10-602 relating to Preferred Stock, Series X, attached to this Agreement as Exhibit A.

               (n)  "Purchase Price" shall have the meaning set forth in
          Section 7(b) hereof.

               (o) "Record Date" shall have the meaning set forth in the recital hereto.

               (p)  "Redemption Date" shall have the meaning set forth in
          Section 7(a) hereof.

               (q)  "Redemption Price" shall have the meaning set forth in
          Section 23(b) hereof.

               (r) "Right" shall have the meaning set forth in the recital hereto.

               (s)  "Right Certificate" shall have the meaning set forth in
          Section 3(a) hereof, and shall be substantially in the form attached to this Agreement as Exhibit B.

               (t) "Rights Agent" shall have the meaning set forth in the preamble hereto.

               (u) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

               (v) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

               Section 2.  Appointment of Rights Agent.  The Company
                           ---------------------------
          hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of shares of the Common Stock of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by and any deliveries which are to be made to the Rights Agent pursuant to the terms of this Agreement may be taken by and may be delivered to any such Co-Rights Agents. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

               Section 3.  Issue of Right Certificates.  (a) Until the
                           ---------------------------
          earlier of (i) the close of business on the tenth Business Day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day after the Record Date) or
          (ii) the close of business on the tenth Business Day after the date of the commencement of a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (or such later date as the Board of Directors may determine by resolution adopted prior to the Shares Acquisition Date) (such date being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for shares of Common Stock of the Company and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with, and will automatically be transferred by, a transfer of the associated shares of Common Stock of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate in the form described in Section 4 hereof (a "Right Certificate"), evidencing one Right for each share of Common Stock so held. On and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

               (b) On or prior to the Record Date or as soon as practicable thereafter, the Company will send a copy of a summary of the Rights by first-class mail, to each record holder of shares of Common Stock of the Company as of the close of business on the Record Date or, if such mailing is made prior to the Record Date, to each holder of record as of the date of such mailing, at the address of such holder shown on the records of the Company.

               (c) Rights shall be issued in respect of all shares of Common Stock of the Company issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption

          Date or the Final Expiration Date, and certificates evidencing such shares shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                    "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement, dated as of March 5, 1999 (the "Rights Agreement"), between UniSource Energy Corporation and The Bank of New York the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of UniSource Energy Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. UniSource Energy Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and any Transferee shall become null and void."

          In the event that the Company shall purchase or acquire any shares of Common Stock of the Company after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.

               Section 4.  Form of Right Certificates.  The Right
                           --------------------------
          Certificates (and the forms of election to purchase shares of
          Preferred Stock and of assignment to be printed on the reverse thereof) may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.

               Section 5.  Countersignature and Registration.  The Right
                           ---------------------------------
          Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Corporate Secretary or an Assistant Corporate Secretary, or the Treasurer or an Assistant Treasurer, of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the

          Rights Agent and issuance and delivery by the Company, such Right Certificate nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

               Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its shareholder services office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

               Section 6.  Transfer, Split Up, Combination and Exchange of
                           -----------------------------------------------
          Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
          --------------------------------------------------------------
          Certificates.  Subject to the provisions of Sections 7(e) and 14
          ------------
          hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the shareholder services office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any such action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliate or Associate thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Sections 7(e) and 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

               Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

               Section 7.  Exercise of Rights; Purchase Price; Expiration
                           ----------------------------------------------
          Date of Rights.  (a) Subject to Section 7(e) hereof, at any time
          --------------
          after the Distribution Date, and at or prior to the earlier of
          (i) the close of business on March 31, 2009 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 hereof (the "Redemption Date"), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including without limitation any restriction on exercisability set forth in or resulting from
          Section 9, Section 11(a)(iii), Section 14 and Section 20(j) hereof) in whole or in part upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one ten-thousandth of a share of Preferred Stock as to which the Rights are exercised.

               (b) The purchase price for each one ten-thousandth of a share of Preferred Stock pursuant to the exercise of a Right (the "Purchase Price") shall initially be $50.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) below.

               (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares of Preferred Stock (including fractions thereof) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent for the shares of Preferred Stock certificates for the number of whole shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, or (B) requisition from the Depositary Agent depositary receipts representing such number of one ten-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the Depositary Agent) and the Company hereby directs the Depositary Agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right

          Certificate. The payment of the Purchase Price shall be made in cash or by certified bank check or bank draft payable to the order of the Company or Rights Agent. The provisions of this subsection (c) are subject to the provisions of subsections (e) and (f) of this Section 7 and the provisions of Section 20(j).

               (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

               (e) Notwithstanding anything in this Agreement to the contrary, from and after the date upon which any person shall become an Acquiring Person, any Rights beneficially owned by
          (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
          (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become and be null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. Each of the Company and the Rights Agent shall use all reasonable efforts to ensure that (x) no Right Certificate shall be issued pursuant to
          Section 3 that represents any such Right, (y) no Right Certificate shall be issued at any time upon the transfer of any Rights to or from an Acquiring Person or any Associate or Affiliate thereof or to or from any nominee of such Acquiring Person, Associate or Affiliate and (z) any Right Certificate delivered to the Rights Agent for such a transfer shall be canceled.

               (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the exercise of any Rights unless the registered holder thereof shall have
          (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Rights Agent or the Company shall reasonably request.

               Section 8.  Cancellation and Destruction of Right
                           -------------------------------------
          Certificates.  All Right Certificates surrendered for the purpose
          ------------
          of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates in accordance with Rule 17Ad-7 under the Exchange Act, and in such case shall deliver a certificate of destruction thereof to the Company.

               Section 9.  Reservation and Availability of Preferred Stock.
                           -----------------------------------------------
          The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

               The Company shall use all reasonable efforts, as soon as practicable following the Shares Acquisition Date, to obtain such regulatory approvals and take such other action as may be required for it to issue and/or sell securities purchasable upon the exercise of the Right.

               Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable pursuant to
          Section 7 or pursuant to the provisions contemplated by
          Section 11(a)(ii) hereof (a) unless and until any regulatory approvals required for the issuance and/or sale of securities upon such exercise have been obtained, (b) if the exercise thereof, or the issuance and/or sale of the securities to be purchased upon such exercise, would violate or contravene any applicable law, regulation or administrative or judicial order or
          (c) in any jurisdiction if any requisite filings under any applicable securities law shall not have been made or become effective in such jurisdiction.

               The Company shall take all such action as may be necessary to ensure that all securities delivered upon exercise of Rights shall be duly and validly authorized and issued and, if equity securities, fully paid and nonassessable.

               The Company shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for securities in a name other than that of, the registered holder of the Right

          Certificate evidencing Rights surrendered for transfer or exercise or to issue or to deliver any certificates or depositary receipts for securities upon the exercise of any Rights until any such tax shall have been paid by the holder of such Right Certificate or until it has been established to the Company's satisfaction that no such tax is due.

               Section 10.  Preferred Stock Issuance Date.  Each person in
                            -----------------------------
          whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made (or if such day is not a Business Day, the next succeeding Business
          Day).

               Section 11.  Adjustment of Purchase Price, Amount and Type
                            ---------------------------------------------
          of Securities or Number of Rights.  The Purchase Price, the
          ---------------------------------
          amount and type of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a) (i) In the event the Company shall at any time after the date of this Agreement and prior to the Shares Acquisition Date
          (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be
          --------  -------
          paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

               (ii)  Subject to the provisions of Section 7(e), Section 9,
          Section 14 and Section 20(j) hereof, in the event any Person shall become an Acquiring Person, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price equal to the Purchase Price, (A) in lieu of shares of Preferred Stock that number of shares of Common Stock of the Company having an aggregate Current Per Share Market Price on the Shares Acquisition Date equal to twice the Purchase Price or

          (B) at the election of the Company, that number of shares of Preferred Stock equal to the number of shares of Common Stock determined in accordance with clause (A) multiplied by one ten-thousandth (1/10,000).

               (iii) In the event that (x) there shall not be sufficient shares of Common Stock of the Company and/or Preferred Stock or a combination thereof authorized but unissued, or there shall not have been received any regulatory approval required, to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), or (y) the issuance of Common Stock of the Company and/or Preferred Stock upon such exercise shall not then be permitted under the Company's Amended and Restated Articles of Incorporation or any applicable law or administrative or judicial regulation or order, the Company may, at its option, with respect to some of or all of the Rights (as hereinafter provided), make adequate provision to substitute, upon exercise of each such Right but subject to Section 9 hereof, (1) cash, (2) a reduction in the Purchase Price, (3) equity securities of the Company and/or its Subsidiaries, (4) debt securities of the Company and/or its Subsidiaries, (5) other assets or securities, or (6) any combination of the foregoing, having an aggregate value equal to the aggregate Current Per Share Market Price on the Shares Acquisition Date of the securities for which each such Right would otherwise be exercisable pursuant to
          Section 11(a)(ii) hereof (such aggregate value to be determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent). To the extent that the Board of Directors of the Company determines that some action need be taken pursuant to the first sentence of this
          Section 11(a)(iii), the Company (x) shall provide, subject to
          Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights (or to Rights pro-rata or such other reasonable method of allocation as shall be determined by the Board of Directors of the Company, to the extent that such action applies to less than all the Rights), and (y) may suspend the exercisability of the Rights in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval, to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof and/or to take any other action deemed by the Company to be legally required in order to effect such distribution. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

               (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock prior to the Shares Acquisition Date entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred shares")) or securities convertible into shares of Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preference share (or having a conversion price per share, if a security convertible into shares of Preferred Stock or equivalent preferred shares) less than the then Current Per Share Market Price of the Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preference shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

               (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of the Preferred Stock prior to the Shares Acquisition Date (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such Current Per Share Market Price of a share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (d) (i) For the purpose of any computation hereunder, the "Current Per Share Market Price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided,
                                                                  --------
          however, that in the event that the Current Per Share Market
          -------
          Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, the Current Per Share Market Price of shares of the Preferred Stock on any date shall be determined in accordance with the method set forth in Section 11(d)(i). If shares of the Preferred Stock are not publicly traded, the Current Per Share Market Price of shares of the Preferred Stock shall be conclusively deemed to be the Current Per Share Market Price of the shares of Common Stock of the Company as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend, reclassification or similar transaction occurring after the Distribution Date), multiplied by ten thousand. If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, Current Per Share Market Price shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

               (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

               (f)  If as a result of an adjustment made pursuant to
          Section 11(a) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any securities or assets other than share of Preferred Stock, the provisions of this Agreement with respect to the Preferred Stock shall apply as appropriate to any such other securities or assets in order to fully realize the benefits intended to be conferred by
          Section 11(a) and/or Section 13 hereof.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and
          (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of ten-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by
          (i) multiplying (x) the number of ten-thousandths of a share covered by a Right immediately prior to this adjustment by
          (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of ten-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed, subject to the provisions of Section 7(e) hereof, to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.
          Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of ten-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of ten-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

               (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other securities, if any, issuable upon such exercise over and above the Preferred Stock and other securities, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such securities upon the occurrence of the event requiring such adjustment.

               (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, dividends on shares of Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

               (m) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall
          (i) declare or pay any dividend on its shares of Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of its Common Stock (by reclassification or otherwise than by payment of dividends in its Common Stock) into a greater or lesser number of shares of Common Stock of the Company, then in any such case (i) the Purchase Price in effect after such event upon proper exercise of each Right shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which is the number of such shares of Common Stock outstanding immediately before such event and the denominator of which is the number of such shares of Common Stock outstanding immediately after such event, and (ii) each share of Common Stock of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each such share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(m) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

               (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

               Section 12.  Certificate of Adjusted Purchase Price or
                            -----------------------------------------
          Number of Shares.  Whenever an adjustment is made as provided in
          ----------------
          Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock of the Company or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

               Section 13.  Consolidation, Merger or Sale or Transfer of
                            --------------------------------------------
          Assets or Earning Power or Certain Other Transactions.  In the
          -----------------------------------------------------
          event that, following the Shares Acquisition Date, directly or indirectly (a) the Company shall consolidate with, or merge with and into, any other Person, (other than a subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (b) any Person (other than a subsidiary of the Company in a transaction which complies with Section 11(n) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, or to two or more Persons which are affiliated or otherwise acting in concert, other than the Company or one or more of its wholly-owned Subsidiaries (other than a subsidiary of the Company in a transaction which complies with Section 11(n) hereof), then, and in each such case, proper provision shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at a price equal to the Purchase Price, that number of shares of Common Stock of such other Person (including the Company as successor thereto or as the surviving corporation) having an aggregate Current Per Share Market Price on the date of consummation of such transaction equal to twice the Purchase Price, (ii) the issuer of such shares of Common Stock shall thereafter be liable for, and shall assume, by virtue of such transaction, all the obligations and duties of the Company pursuant to this Agreement, (iii) the term "Company" shall thereafter be deemed to refer to such issuer, and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights. The Company shall not enter into or permit to occur any such transaction unless prior thereto (a) the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing and (b) the issuance of shares of Common Stock of such issuer upon exercise of Rights (as they shall have been modified pursuant to the immediately preceding sentence) shall have been approved, to the extent required, by all regulatory authorities having jurisdiction over such issuance, and all other actions necessary in order to permit in full, upon exercise of Rights the issuance of such shares of Common Stock (including, without limitation, the reservation of sufficient such shares of Common Stock to enable all outstanding Rights to be exercised in full) shall have been completed. The Company shall not enter into or permit to occur any transaction of the kind referred to in this
          Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which would eliminate or materially diminish the benefits intended to be afforded by the Rights, including the benefits intended to be conferred by this Section 13 upon consummation of such transaction. The provisions of this
          Section 13 shall similarly apply to successive mergers, consolidations, sales and other transactions referred to in this
          Section 13.

               Section 14.  Fractional Rights and Fractional Shares.
                            ---------------------------------------
          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
          Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

               (b) The Company shall not be required to issue fractions of a share of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock). Fractions of a share of Preferred Stock in integral multiples of one ten-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary agent selected by it (the "Depositary Agent"), provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

               (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional securities upon exercise of a Right (except as provided above).

               Section 15.  Rights of Action.  All rights of action in
                            ----------------
          respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates; and any registered holder of any Right Certificate, without the consent of the Rights Agent or of the holder of any other Right Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

               Section 16.  Agreement of Right Holders.  Every holder of a
                            --------------------------
          Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock of the Company;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer;

               (c) subject to Sections 6 and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this

          Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

               Section 17.  Right Certificate Holder Not Deemed a
                            -------------------------------------
          Shareholder.  No holder, as such, of any Right Certificate shall
          -----------
          be entitled to vote, receive dividends or be deemed for any purpose the holder of a share of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as expressly provided herein), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

               Section 18.  Concerning the Rights Agent.  The Company
                            ---------------------------
          agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

               The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for a share of Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

               Section 19.  Merger or Consolidation or Change of Name of
                            --------------------------------------------
          Rights Agent.  Any corporation into which the Rights Agent or any
          ------------
          successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
          Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               Section 20.  Duties of Rights Agent.  The Rights Agent
                            ----------------------
          undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11 or 13, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock of the Company or Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

               (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

               (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

               Section 21.  Change of Rights Agent.  The Rights Agent or
                            ----------------------
          any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock of the Company or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock of the Company or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or the State of New York or the State of Arizona (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Arizona or the State of New York), in good standing, having an office in the State of Arizona or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock of the Company or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
          Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

               Section 22.  Issuance of New Right Certificates.
                            ----------------------------------
          Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the Redemption Date or the Final Expiration Date, the Company shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options outstanding prior to the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and outstanding prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

               Section 23.  Redemption or Exchange.  (a)  The Rights may be
                            ----------------------
          redeemed or exchanged by action of the Board of Directors pursuant to this Section 23 and shall not be redeemed in any other manner.

               (b) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the tenth Business Day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day after the Record
          Date), elect to redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). In the event that the aggregate redemption price payable to any holder of Rights for all Rights held by such holder shall not be evenly divisible by $.01, the fraction of one cent otherwise payable to such holder shall be increased to one cent.

               (c) The Board of Directors of the Company may, at its option but subject to receipt of any required regulatory approvals, at any time after the Shares Acquisition Date and prior to such time an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock of the Company, elect to exchange all but not less than all the then outstanding Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) for (i) shares of Common Stock of the Company at an exchange ratio of one share of Common Stock of the Company per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Distribution Date any issuance or distribution of securities, cash or assets in respect of, in lieu of or in exchange for a share of Common Stock of the Company and/or Preferred Stock (whether by dividend, in a reclassification or recapitalization, or otherwise, including any such transaction involving a merger or consolidation), shall have occurred; provided, however, that in the event that insufficient shares of Common Stock of the Company are authorized but unissued, or otherwise available for issuance, to permit in full the exchange provided hereby, then each Right shall be exchanged for (x) that fraction of a share of Common Stock of the Company, the numerator of which shall be the total number of shares of Common Stock of the Company authorized but unissued or otherwise available for issuance and the denominator of which shall be the aggregate number of such shares of Common Stock of the Company which would have been issued pursuant to this subparagraph (c)(i) had such shares of Common Stock been available for issuance, plus
          (y) that fraction of a share of Preferred Stock, also appropriately adjusted as provided herein, the numerator of which shall be one minus the fraction of a share of Common Stock of the Company to be so issued and the denominator of which shall be ten thousand, or (ii) cash, debt or equity securities of the Company and/or a Subsidiary thereof or other assets or any combination of the foregoing having an aggregate value (when paid) equal to the Current Per Share Market Price of one share of Common Stock of the Company at the Shares Acquisition Date.

               (d) Immediately upon the action of the Board of Directors of the Company electing to redeem or exchange the Rights pursuant to subsection (b) or (c) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price or the securities or assets referred to in subsection (c), as the case may be. Within 10 days after such action of the Board of Directors electing to redeem or exchange the Rights pursuant to subsection
          (b) or (c), the Company shall give notice thereof to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption or exchange will state the method by which the payment of the Redemption Price or the exchange will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, other than in connection with the acquisition or purchase of shares of Common Stock of the Company prior to the Distribution Date.

               Section 24.  Notice of Certain Events.  (a) In case the
                            ------------------------
          Company shall propose (i) to pay any dividend payable in stock of any class to the holders of shares of its Preferred Stock or to make any other distribution to the holders of shares of its Preferred Stock (other than a regular quarterly cash dividend),
          (ii) to offer to the holders of shares of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any transaction set forth in Section 13 hereof, (v) to affect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock of the Company payable in shares of Common Stock of the Company or to effect a subdivision, combination or consolidation of the Common Stock of the Company (by reclassification or otherwise than by payment of dividends in shares of Common Stock of the Company), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transaction, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock of the Company and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of shares of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of shares of the Common Stock of the Company and/or Preferred Stock, whichever shall be the earlier.

               (b) In case the Shares Acquisition Date shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

               Section 25.  Notices.  Notices or demands authorized by this
                            -------
          Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                             UNISOURCE ENERGY CORPORATION
                                220 West Sixth Street
                                Tucson, Arizona  85701
                                Attention:  Secretary

          Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                 THE BANK OF NEW YORK
                                  101 Barclay Street
                               New York, New York 10286
                                Attention: Steve Myers

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

               Section 26.    Supplements and Amendments.  Prior to the
                              --------------------------
          Distribution Date and subject to the penultimate sentence of this
          Section 26, the Company and the Rights Agent may supplement or amend this Agreement in any respect without the approval of any holders of shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this
          Section 26, the Company and the Rights Agent may supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to

                         (a) cure any ambiguity,

                         (b) correct or supplement any provision contained
                    herein which may be defective or inconsistent with any other provisions herein,

                         (c) shorten or lengthen any time period hereunder,
                    or

                         (d) change or supplement the provisions hereunder
                    in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person);

          provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the number of ten-thousandths of a share of Preferred Stock for which a Right is exercisable (other than to reflect an adjustment effected by the operation of any provision of this Agreement or which advances the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock. Notwithstanding any other provision hereof, the Rights Agent shall not be required to consent to any amendment or supplement pursuant to this Section 26 which alters in any adverse manner the Rights Agent's rights or duties.

               Section 27.    Successors.  All the covenants and provisions
                              ----------
          of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               Section 28.    Benefits of this Agreement.  Nothing in this
                              --------------------------
          Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock of the Company).

               Section 29.    Severability.  If any term, provision,
                              ------------
          covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Section 30.    Governing Law.  This Agreement and each Right
                              -------------
          Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Arizona and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except for Sections 18, 19, 20 and 21 hereof which shall be governed by and construed in accordance with the laws of the State of New York.

               Section 31.    Counterparts.  This Agreement may be executed
                              ------------
          in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               Section 32.    Descriptive Headings.  Descriptive headings
                              --------------------
          of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             UNISOURCE ENERGY CORPORATION

                                              /s/ Ira R. Adler
                                             ----------------------------
                                             By: Ira R. Adler
                                             Name:
                                             Title: Executive Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer

                                             THE BANK OF NEW YORK

                                              /s/  John Sivertsen
                                             ----------------------------
                                             By:   John Sivertsen
                                             Name:
                                             Title: Vice President

                                                                EXHIBIT A


                             UNISOURCE ENERGY CORPORATION

                                     ------------

                        FORM OF STATEMENT PURSUANT TO S.10-602

                                     RELATING TO

                              PREFERRED STOCK, SERIES X
                              -------------------------

                    In compliance with the requirements of Section 10-602 of the Arizona Business Corporation Act, UniSource Energy Corporation, an Arizona corporation, certifies as follows:

                    (1) The name of the corporation is UniSource Energy Corporation.

                    (2) At a meeting of the Board of Directors of the corporation duly called and held on March 5, 1999, at which a quorum was present and acting throughout, the Board of Directors duly adopted the following resolutions determining the terms of a series of Preferred Stock of the corporation designated as "Preferred Stock, Series X:

                         RESOLVED, that pursuant to the authority expressly
               vested in this Board of Directors by the Amended and Restated Articles of Incorporation of the Company, this Board of Directors hereby (i) establishes a series of Preferred Stock designated "Preferred Stock, Series X" (the "Series X Preferred Stock") consisting of 10,000 shares and having the preferences, limitations, relative rights and other terms presented to this meeting, such preferences, limitations, relative rights and other terms being incorporated into this resolution by reference and deemed to be a part hereof and (ii) directs that such preferences, limitations, relative rights and other terms be attached as an exhibit to the statement required by Section 10-602 of the Arizona Business Corporation Act to be filed with the Arizona Corporation Commission with respect to the Series X Preferred Stock; and be it

                         FURTHER RESOLVED, that the President, any Vice
               President or the Treasurer, of the Company be, and he or she hereby is, authorized and empowered to execute, with such changes as they deem necessary, and cause to be filed with the Arizona Corporation Commission a statement with respect to the Series X Preferred Stock in accordance with Section 10-602 of the Arizona Business Corporation Act; and

                    (3) The preferences, limitations, relative rights and other terms of the Preferred Stock, Series X, presented to and approved at the aforesaid meeting of the Board of Directors of the corporation are attached hereto as Appendix A.

                    IN WITNESS WHEREOF, UniSource Energy Corporation has caused this Statement to be executed by a Vice President this
          day of       ,     .
                 ------  ----

                                             UNISOURCE ENERGY CORPORATION


                                             By:
                                                ---------------------------
                                             Name:
                                             Title:

                                                                APPENDIX A



                             UNISOURCE ENERGY CORPORATION

                                     ------------

                              PREFERRED STOCK, SERIES X

             (PREFERENCES, LIMITATIONS, RELATIVE RIGHTS AND OTHER TERMS)

                                     ------------



               (a)  DESIGNATION.
                    -----------

               Then thousand (10,000) shares of the authorized Preferred Stock of the Corporation shall be designated Preferred Stock, Series X (the "Series X Preferred Stock") and shall have the preferences, limitations, relative rights and other terms set forth in paragraphs (a) through (h) hereof.

               (b)  DIVIDENDS.
                    ---------

                    (1) General. When, as and if declared by the Board of Directors and subject to the rights of the holders of any shares of any series of Preferred Stock or other stock ranking senior to the Series X Preferred Stock with respect to dividends, the Corporation shall pay, out of funds legally available therefor, dividends in cash to the holders of shares of Series X Preferred Stock at the applicable dividend rate or rates.

                    (2) Dividend Rate. The dividend rate with respect to each share of Series X Preferred Stock shall be equal to the greater of (A) $1.00 and (B) subject to the provision for adjustment set forth below, 10,000 times the aggregate per share amount of all dividends or other distributions (other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), paid or declared on the shares of Common Stock since the immediately preceding Dividend Payment Date (as hereinafter defined) or, with respect to the first Dividend Payment Date, since the Date of Issuance. In the event the Company shall at any time after the Distribution Date (as defined in the Rights Agreement (as hereinafter defined)) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, then, in each such case, the amount to which holders of shares of the Series X Preferred Stock were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (3)  Dividend Payment Dates.   Dividends on shares of
          the Series A Preferred Stock shall be payable, subject to the terms and conditions hereof, on each Dividend Payment Date, beginning on the second Dividend Payment Date following the Date of Issuance, to the registered holders of such shares as of the close of business on the Record Date (as hereinafter defined) with respect to such Dividend Payment Date.

                    (4) Accrual of Dividends, etc. Dividends shall begin to accrue on shares of the Series X Preferred Stock from the Date of Issuance thereto. Dividends shall accrue on a daily basis whether or not at the time the Corporation shall have funds legally available for distributions to shareholders. Accrued dividends for any period less than a full annual period shall be computed on the basis of a year deemed to consist of (A) 360 days and (B) twelve calendar months each, itself, deemed to consist of 30 days; provided, however, that, if any part of the period for which accrued dividends are being computed shall consist of a portion of a calendar month, accrued dividends for such part of such period shall be computed on the basis of the actual number of days elapsed during such calendar month (excluding the date of payment, if any, in such calendar month) in relation to the full annual dividend accrued during a deemed 360-day year. Accrued but unpaid dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid dividends.

                    (5) Parity Stock. So long as any Series X Preferred Stock shall be outstanding, if (A) at any time the Corporation shall not have satisfied in full the cumulative dividends accrued on the Series X Preferred Stock for all Dividend Periods (as hereinafter defined) ended at or prior to such time and (B) at such time there shall have accrued and shall remain unpaid, for Dividend Periods ended at or prior to such time, dividends on shares of any other series of the Preferred Stock or any other class of stock in either case ranking as to dividends on a parity with the Series X Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all cumulative dividends accrued and unpaid, for all Dividend Periods ended at or prior to such time, on all such parity series of the Preferred Stock and such other parity stock in proportion to the respective amounts thereof.

                    (6) Junior Securities. So long as any Series X Preferred Stock shall be outstanding, the Corporation shall not
          (A) declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities (as hereinafter defined) or (B) make any payment on account of the redemption, purchase or other acquisition or retirement of any Junior Securities, unless, as of the date of any such declaration, setting aside or payment, as the case may be, there shall also have been declared and paid or set aside for payment dividends accumulated on the Series X Preferred Stock during all Dividend Periods ended on or prior to such date; provided, however, that the foregoing restriction shall not prohibit (X) any dividend payable solely in units of Junior Securities or (Y) the acquisition of any Junior Securities either (i) pursuant to any employee or director incentive or benefit plan or arrangement

          (including any employment, severance or consulting agreement), or any dividend or interest reinvestment or stock purchase plan, of the Corporation or any affiliate of the Corporation heretofore or hereafter adopted or (ii) in exchange solely for any other Junior Securities; and provided, further, that nothing herein shall prevent the simultaneous declaration or payment of dividends on both the Series X Preferred Stock and any Junior Securities if, at the time of such declaration, there are sufficient funds legally available to pay all dividends concurrently.

               (c)  DISSOLUTION.
                    -----------

                    (1) General. Subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series X Preferred Stock in respect of distributions upon the dissolution of the Corporation, upon any such dissolution (whether voluntary or involuntary), each holder of Series X Preferred Stock shall be entitled to be paid, out of the assets of the Corporation which remain after the payment and discharge of all liabilities of the Corporation, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Dissolution Value (as hereinafter defined) of the shares of Series X Preferred Stock held by such holder plus an amount equal to accrued and unpaid dividends thereon to (but excluding) the date of payment, and the holders of Series X Preferred Stock shall not be entitled to any further payment.

                    The Dissolution Value shall be an amount equal to the greater of (A) $10 per share and (B) subject to the provision for adjustment set forth below, above, 10,000 times the aggregate amount to be distributed per share to the holders of the shares of Common Stock, plus, in either case an amount equal to accrued and unpaid dividends to the date of payment. If the Corporation shall at any time after the Distribution Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of shares of the Series X Preferred Stock were entitled immediately prior to such event under clause (B) of the preceding sentence, shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

                    (2) Parity Stock. If, upon any such dissolution of the Corporation, the Corporation's assets available to be distributed among the holders of the Series X Preferred Stock and any other series of the Preferred Stock and any other stock of the corporation in either case ranking as to any such distribution on a parity with the Series X Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation's shareholders shall be allocated among all dissolution requirements on all such parity series of Preferred Stock and such other parity stock in proportion to the respective amounts then required for the satisfaction thereof.

                    (3)  Notice.   Not less than 30 days prior to the
          payment date stated therein, the Corporation shall mail written notice of any such dissolution to each record holder of Series X Preferred Stock, the payment date or dates when, and the place or places where, the amounts distributable to holders of Series X Preferred Stock in such circumstances shall be payable, and stating that such payment will be made only after the surrender of certificates representing shares of Series X Preferred Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a dissolution of the Corporation, whether voluntary or involuntary.

                    (4) Other Transactions. Neither the consolidation, merger or other combination of the Corporation with or into any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale, transfer or other disposition by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a dissolution of the Corporation within the meaning of this paragraph (b).

               (d)  REDEMPTION.
                    ----------

                    (1) General. The outstanding shares of Series X Preferred Stock may be redeemed, at the option of the Corporation, in whole at any time or, in part from time to time, at a price per share equal to (A) 100% of the product of the Adjustment Number (as hereinafter defined) times the Average Market Value (as hereinafter defined) of the Common Stock, plus
          (B) an amount equal to accrued but unpaid dividends thereon to (but excluding) the date fixed for redemption. The "Adjustment Number" shall be 10,000; provided, however, that if the Corporation shall at any time after the Distribution Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "Average Market Value" shall be the average of the closing sale prices of a share of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape maintained by the Consolidated Tape Association, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30-day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock, as determined by the Board of Directors in good faith.

                    If less than all of the outstanding shares of the Series X Preferred Stock are to be redeemed, the Corporation shall select the shares to be redeemed by lot or by any other method as shall be determined by the Corporation to be equitable.

                    (2) Notice of Redemption. Unless otherwise required by applicable law, notice of redemption shall be sent to the holders of the shares of Series X Preferred Stock to be redeemed at the addresses shown on the books of the Corporation by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state (A) the redemption date, (B) the total number of shares of Series X Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed, (C) the redemption price, (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date and (F) such other matters as the Corporation shall deem desirable or appropriate. Notwithstanding the foregoing, the failure so to mail any such notice of redemption or any defect therein or in the mailing thereof shall not affect the validity of the redemption proceedings with respect to shares as to which there shall have been no such failure or defect.

                    With respect to any notice of redemption of shares of Series X Preferred Stock at the option of the Corporation, unless, upon the giving of such notice, such shares shall be deemed to have been redeemed and to be no longer outstanding in accordance with and subject to subparagraph (4) of this paragraph
          (d), such notice may state that such redemption shall be conditional upon the setting aside by the Corporation or the delivery to a Redemption Agent (as hereinafter defined), on or prior to the date fixed for such redemption, of legally available funds sufficient to pay the redemption price of such shares, and that if such funds shall not have been so set aside or delivered such notice shall be of no force or effect and the Corporation shall not be required to redeem such shares. In the event that such notice of redemption contains such a condition and such funds are not so set aside or delivered, the redemption shall not be made and within a reasonable time thereafter notice shall be given that such funds were not so set aside or delivered and such redemption was not required to be made.

                    Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, (A) the shares of Series X Preferred Stock so to be redeemed shall, on the date fixed for redemption and upon surrender of certificates for such shares in accordance with such notice, be redeemed at the redemption price therein specified,
          (B) from and after such date (unless, in the case of an unconditional notice of redemption, the Corporation shall have failed to set aside or deliver to a Redemption Agent moneys to pay the redemption price and accrued and unpaid dividends to the redemption date) dividends shall cease to accrue on such shares and (C) no interest shall accrue on the redemption price on or after the date fixed for redemption.

                    (3) Redemption Payment. Any shares of Series X Preferred Stock shall be deemed to have been redeemed and to be no longer outstanding capital stock of the Corporation, and all rights of the holders of such shares (except only the right to receive the redemption price thereof and (without duplication) dividends accrued and to accrue thereon to the date of the redemption thereof pursuant to this paragraph (d)) shall terminate, on the earlier of (A) the date on or after the date fixed for the redemption of such shares on which the Corporation shall have set aside money sufficient to pay the redemption price thereof and (B) the date of an irrevocable deposit with a Redemption Agent, in trust, of money in an amount which shall be sufficient to pay when due the redemption price of such shares and (without duplication) dividends accrued and to accrue thereon to (but excluding) the date fixed for the redemption thereof; provided, however, that in the case of the provision for redemption of less than all shares of Series X Preferred Stock then outstanding, such shares shall have been selected for redemption as provided herein and the notice of such redemption shall have been duly given or irrevocable authority shall have been given by the Corporation to such Redemption Agent to give such notice, under arrangements satisfactory to such Redemption Agent; and provided, further, that if such deposit shall have been made prior to the date fixed for the redemption of such shares, the Corporation shall have delivered to such Redemption Agent written instructions stating that the money so deposited with such Redemption Agent shall be held by such Redemption Agent, in trust, as hereinafter provided.

                    The money deposited with a Redemption Agent pursuant to this subparagraph (4) of paragraph (d) shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the redemption price of the shares of Series X Preferred Stock in respect of which such deposit was made and (without duplication) dividends accrued and to accrue thereon to the date fixed for the redemption thereof; provided, however, that any of such moneys so held by such Redemption Agent on the date fixed for the redemption of such shares in excess of the amount required to pay the redemption price thereof and (without duplication) dividends accrued and unpaid thereon to (but excluding) the date fixed for the redemption thereof shall be paid over to the Corporation free and clear of any trust, lien or pledge.

                    Any money remaining set aside by the Corporation or on deposit with a Redemption Agent and unclaimed by the registered holders of shares so called for redemption at the end of a period of one year after the date fixed for redemption shall be paid over to the Corporation and/or returned to its general funds and thereafter such holders shall look only to the Corporation for the satisfaction of such rights, if any, as they may have to the payment of the redemption price of such shares and (without duplication) dividends accrued and unpaid to (but excluding) the date fixed for redemption.

               (e)  RANKING; PRO RATA SHARING; RETIREMENT.

                    (1) Ranking. The Series X Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and as to the distribution of assets on liquidation, dissolution or winding-up of the Corporation, and, unless otherwise provided in the Restated Articles of Incorporation, as the same may be amended, including one or more amendments relating to one or more subsequent series of Preferred Stock, the Series X Preferred

          Stock shall rank on a parity with all other series of Preferred Stock as to the payment of dividends and as to the distribution of assets on dissolution.

                    (2) Pro Rata Sharing. Except to the extent otherwise provided in the Restated Articles of Incorporation, as the same may be amended, all payments to be made in respect of the shares of Series X Preferred Stock and any other stock ranking on a parity with the Series X Preferred Stock with respect to payments of such character shall be made pro rata, so that amounts paid per share on the Series X Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the amounts then payable per share on the shares of the Series X Preferred Stock and such other stock bear to each other.

                    (3) Retirement. Any shares of Series X Preferred Stock redeemed or converted as provided hereby shall be retired as shares of Series X Preferred Stock and be restored to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as permitted by applicable law.

               (f)  VOTING RIGHTS.

                    (1) General. The holders of Series X Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each share of Series X Preferred Stock shall be entitled to 10,000 votes; provided, however, that if the Corporation shall at any time after the Distribution Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, then, in each such case, the number of votes to which each share of the Series X Preferred Stock was entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

                    (2) No Special Rights. Except to the extent otherwise specifically provided by applicable law or set forth in subparagraph (1) of this paragraph (f), holders of Series X Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.

               (g)  NOTICES.

                    Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be sufficiently given, and shall be deemed given, if and when mailed, first class postage prepaid, (1) to the Corporation, at its principal executive offices and (2) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by such holder).

               (h)  DEFINITIONS.

                    "Common Stock" means the Corporation's common stock, without par value.

                    "Date of Issuance", as to any share of Series X Preferred Stock, means the date on which the Corporation initially issues such share, irrespective of the subsequent delivery of certificates for such share upon registration of transfer or exchange.

                    "Dividend Payment Date", as to the Series X Preferred Stock, means January 1, April 1, July 1 and October 1.

                    "Dividend Period", as to the shares of the Series X Preferred Stock or any other series of the Preferred Stock or of any other class of stock in either case ranking as to dividends on a parity with the Series X Preferred Stock, means the period commencing on any dividend payment date prescribed for such series and ending on the day next preceding the next succeeding dividend payment date for such series, except that the initial Dividend Period for any particular shares of any series or class shall be the period commencing on the date or dates from which dividends on such shares shall be cumulative and ending on the day next preceding the first dividend payment date prescribed for such shares.

                    "Junior Securities" means the Common Stock and (1) for purposes of clause (A) in subparagraph (6) of paragraph (b) above, any other class or series of stock ranking junior to the Series X Preferred Stock in right of payment of dividends or (2) for all other purposes, any other class or series of stock ranking junior to the Series X Preferred Stock in right of payment of amounts distributable upon dissolution.

                    "Record Date", as to any Dividend Payment Date, means the fifteenth day of the calendar month next preceding such Dividend Payment Date.

                    "Redemption Agent" means any bank or trust company having a combined capital and surplus of at least $2,000,000 and doing business in the continental United States, selected by the Corporation in connection with the redemption of any shares of Series X Preferred Stock.

                    "Rights Agreement" means the rights Agreement, dated as
          of March 5, 1999, between the Corporation and               , as
                                                        --------------
          Rights Agent, as such agreement may be amended and supplemented.

                                   ---------------------

                                                                EXHIBIT B


                              Form of Right Certificate


          Certificate No. R-                                         Rights
                                                               -----


               NOT EXERCISABLE AFTER MARCH 31, 2009, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY TRANSFEREE OF SUCH RIGHTS SHALL BECOME NULL AND VOID.


                                  Right Certificate
                                  -----------------


               This certifies that                     , or registered
                                   --------------------
          assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 5, 1999 (as amended from time to time, the
          "Rights Agreement"), between UniSource Energy Corporation, an Arizona corporation (the "Company"), and The Bank of New York, a
          New York banking corporation (the "Rights Agent"), to purchase, subject to any required regulatory approval, from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on March 31, 2009 (subject to earlier redemption or
          exchange of the Rights by the Company, as set forth in the
          Rights Agreement), at the shareholders services office of the
          Rights Agent, or at the office of its successor as Rights Agent, one ten-thousandth of a fully paid nonassessable share of
          Series A Preferred Stock, without par value, (the "Preferred Stock"), of the Company, at a purchase price of $50.00 per one ten-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right
          Certificate (and the number of ten-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the
          number and Purchase Price as of [           ,    ], based on the
                                           -----------  ---
          shares of Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number or amount of securities or other assets which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

               This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

               This Right Certificate, with or without other Right Certificates, upon surrender at either the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.

               Notwithstanding any provision of this Right Certificate to the contrary, the Rights evidenced by this Right Certificate shall not be exercisable (a) unless and until any regulatory approvals required for the issuance and/or sale of securities upon such exercise have been obtained, (b) if the exercise thereof, or the issuance and/or sale of the securities to be purchased upon such exercise, would violate or contravene any applicable law, regulation or administrative or judicial order or (c) in any jurisdiction if any requisite filings under any applicable securities laws shall not have been made or become effective in such jurisdiction.

               Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed or exchanged by the Company.

               If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. No fractional securities will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one ten-thousandth of such security, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

               No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

          Dated as of [              , 19   ].
                       --------------    ---


          ATTEST:                       UNISOURCE ENERGY CORPORATION


                                             By:
          -----------------------                ------------------------


          Countersigned:


          By:
              ----------------------
               Authorized Signature

                      Form of Reverse Side of Right Certificate

                                  FORM OF ASSIGNMENT

                          (To be executed by the registered
                           holder if such holder desires to
                           transfer the Right Certificate.)


               FOR VALUE RECEIVED                                hereby
                                  ------------------------------
          sells, assigns and transfers unto                            -
                                            --------------------------
          (Please print name and address of transferee) - this Right Certificate, together with all right, title and interest therein,and does hereby irrevocably constitute and appoint
                           Attorney, to transfer the within Right
          ----------------
          Certificate on the books of the within-named Company, with full power of substitution.


          Dated:                     , 19
                ---------------------    ---



                                                  -------------------------
                                                         Signature


          Signature Guaranteed:

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     Certificate
                                     -----------


               The undersigned hereby certifies, for the benefit of the Company and other holders of Rights, by checking the appropriate boxes, that:

               (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

               (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of Acquiring Person.

          Dated:               , 19
                  -------------    ---            ---------------------
                                                    Signature


          Signature Guaranteed:

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             FORM OF ELECTION TO PURCHASE
                             ----------------------------

                         (To be executed if holder desires to
                           exercise the Right Certificate.)

          To:

               The undersigned hereby irrevocably elects to exercise
                             Rights represented by this Right Certificate
          ------------------
          to purchase shares of the Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock be issued in the name of:

          Please insert social security or other identifying number

          -----------------------------------------------------------------

          (Please print name and address)

          -----------------------------------------------------------------

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

          Please insert social security or other identifying number

          -----------------------------------------------------------------

          (Please print name and address)

          -----------------------------------------------------------------

          Dated:               , 19
                  -------------    ---



                                             ------------------------------
                                                       Signature


          Signature Guaranteed:

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     Certificate
                                     -----------


               The undersigned hereby certifies, for the benefit of the Company and other holders of Rights, by checking the appropriate boxes, that:

               (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

               (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


          Dated:              , 19
                  ------------    ---        ------------------------------
                                                       Signature


          Signature Guaranteed:

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                        NOTICE
                                        ------


               The signature in the foregoing Forms of Assignment and Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                Exhibit C
                                                                ---------

                        FORM OF SUMMARY OF RIGHTS TO PURCHASE
                               SERIES A PREFERRED STOCK


               On March 5, 1999, the Board of Directors of UniSource
          Energy Corporation (the "Company") authorized, and declared, a dividend distribution of one Right for each outstanding share of common stock, without par value, of the Company (the "Common Stock") to shareholders of record at the close of business on April 1, 1999. Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Preferred Stock, Series X, without par value, of the Company (the "Series X Preferred Stock"), at a Purchase Price of $50.00 per one ten-thousandth of a share of Series X Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of March 5, 1999, between the Company and The Bank of New York, as Rights Agent.

               Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding and no separate Rights Certificates will be distributed. Until the Distribution Date, (as hereinafter defined) (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after April 1, 1999 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. After the Distribution Date, the Company will mail to each record holder of shares of Common Stock as of the close of business on the Distribution Date, a certificate evidencing one Right for each share of Common Stock so held. The Distribution Date is the earlier to occur of (i) the tenth business day after public announcement that a person or group of affiliated or associated persons has acquired or obtained the right o acquire 15% or more of the outstanding shares of Common Stock (with such exceptions as are set forth in the Rights Agreement) (an "Acquiring Person") or (ii) the tenth business day after the commencement of a tender or exchange offer which would result in a person or group of affiliated or associated persons becoming an Acquiring Person.

               The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 31, 2009, unless earlier redeemed or exchanged by the Company as described below.

               As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock outstanding prior to the Distribution Date will be issued with Rights.

               In the event that a person or a group of associated or affiliated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or Series X Preferred Stock or other securities of the Company), having a value equal to two times the Purchase Price of the Right. The Purchase Price is the Purchase Price times the number of shares of Common Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of an event set forth in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below.

               In the event that, following the Shares Acquisition Date,
          (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or consolidation in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

               The Purchase Price, the amount and type of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock or equivalent preferred shares at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

               With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to a least 1% of the Purchase Price. No fractional shares of Series X Preferred Stock will be issued other than in integral multiples of one ten-thousandth of a share and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series X Preferred Stock on the last trading date prior to the date of exercise.

               At any time until ten Business Days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (subject to adjustment). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

               At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of more than 50% of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or its affiliates and associates, which have become void), in whole but not in part, for shares of Common Stock, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

               Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above or in the event that the Rights are redeemed.

               Prior to the Distribution Date, the Company and the Rights Agent may supplement or amend the Rights Agreement in any respect without the approval of any holders of shares of Common Stock. From and after the Distribution Date the Company and the Rights Agent may supplement or amend the Rights Agreement without the approval of any holders of Rights in order to (a) cure any ambiguity, (b) correct or supplement any defective or inconsistent provision, (c) shorten or lengthen any time period, or (d) change or supplement the provisions in any manner which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that the Rights Agreement may not be supplemented or amended to lengthen,
          (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. No supplement or amendment may be made which changes the number of ten-thousandths of a share of Preferred Stock for which a Right is exercisable (other than to reflect a proper adjustment or which advances the Final Expiration Date.) Notwithstanding any other provision of the Rights Agreement, the Rights Agent shall not be required to consent to any amendment or supplement which alters in any adverse manner the Rights Agent's rights or duties.

               A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This Summary Description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


                                      C-3